Exhibit 4.01

[FACE OF NOTE]

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	CUSIP: 22541LBN2

PRINCIPAL AMOUNT: $4,850,000

NO. 1

CREDIT SUISSE FIRST BOSTON (USA), INC.
Buffered Accelerated Return Equity Securities (BARES)
due September 30, 2008
Linked to the Goldman Sachs Commodity Index Excess Return

CREDIT SUISSE FIRST BOSTON (USA), INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company in New York, New York, the Redemption Amount (as defined on the reverse hereof) on the Maturity Date (as defined on the reverse hereof).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

This Note will not pay interest.

F-1

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

CREDIT SUISSE FIRST BOSTON (USA), INC.

[SEAL]	By:	/s/ Peter Feeney
Name: Peter Feeney
Title: Treasurer

CREDIT SUISSE FIRST BOSTON (USA), INC.

	By:	/s/ Grace Koo
Name: Grace Koo
Title: Managing Director

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  September 30, 2005

JPMORGAN CHASE BANK, as Trustee

By:	/s/ Tai B. Lee
Authorized Signatory

F-2

[REVERSE OF NOTE]

CREDIT SUISSE FIRST BOSTON (USA), INC.
Buffered Accelerated Return Equity Securities (BARES)
due September 30, 2008
Linked to the Goldman Sachs Commodity Index Excess Return

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to a senior indenture, dated as of June 1, 2001 (the “Indenture”), between the Company and JPMorgan Chase Bank, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, and the Holders of the Securities.  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture.  This Note is one of a series designated as the Buffered Accelerated Return Equity Securities (BARES) due September 20, 2008 (the “Note”).

This Note will not pay interest.

This Note is payable in the manner, with the effect and subject to the conditions provided in the Indenture.

If a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

The Indenture provides that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) may waive future compliance by the Company with any provision of the Indenture or the Securities of such series by written notice to the Trustee; provided that, without the consent of each Holder of the Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder’s Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the Principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Security of such Holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

The Indenture provides that, subject to certain conditions, the Holders of at least a majority in principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable) of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

The Indenture provides that a series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering.  The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price.  Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a board resolution or a supplemental indenture establishing such series or tranche.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount of this Note in the manner, at the place, at the time and in the coin or currency herein prescribed.

The Securities are issuable initially only in registered form without coupons in denominations of $100,000 or any integral multiples of $1,000 in excess of that amount at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

The Securities will not be redeemable at the option of the Company prior to maturity.

The Company will not be required to pay any Additional Amounts on the Securities.

Maturity Date

The Maturity Date of the Securities is September 30, 2008 (the “Maturity Date”); however, if a Market Disruption Event exists on the final valuation date, as determined by the Calculation Agent, the Maturity Date will be the later of September 30, 2008 and the fifth Business Day following the date on which the final index level is calculated.

Redemption Amount

The Company will redeem the Securities at maturity for a redemption amount in cash that will equal the principal amount of the Securities multiplied by the sum of 1 plus the index return (the “redemption amount”).  The index return is based on the difference between the final index level and the initial index level, expressed as a percentage.  How the index return will be calculated depends on whether the final index level is greater than, less than, or equal to the initial index level and if less than the initial index level, how much less:

•                  If the final index level is greater than the initial index level, then the index return will equal:

final index level – initial index level
150% *	initial index level

Thus, if the final index level is greater than the initial index level, the index return will be a positive number and you will receive more than the principal amount of your securities at redemption, but in no case more than 60% in excess of the principal amount of the Securities.

•                  If the final index level is less than or equal to the initial index level, but is greater than or equal to 75% of the initial index level, then the index return will equal zero and the redemption amount will equal the principal amount of the Securities.

•                  If the final index level is less than 75% of the initial index level, then the return will equal:

final index level – (75% * initial index level)
initial index level

Thus, if the final index level is less than 75% of the initial index level, the index return will be a negative number, and you will receive less than the principal amount of your securities at redemption and could lose up to 75% of the value of your investment.

For purposes of calculating the index return, the index level is 803.34, the level of the reference index on the index business day immediately following the date the Securities are priced for initial sale to the public.  The final index level will equal the arithmetic average of the closing levels of the reference index on each of the five index business days, or valuation dates, immediately preceding, and including, September 23, 2008 subject to a postponement if a market disruption event occurs.

The “initial index level” equals 1.0.

The “final level” for each reference index will equal the closing level of such reference index on a valuation date.

The “final index level” will equal the arithmetic average of the index levels on the valuation dates.

The “valuation dates” are the five index business days immediately preceding, and including, September 23, 2008, which will be the final valuation date, subject to a postponement if a market disruption event occurs on a valuation date.

The “initial level” for each reference index will equal the closing level of such reference index on the index business day immediately following the date the securities are priced for initial sale.

The reference index level will, on any relevant index business day, be the level of the reference index determined by the calculation agent at the valuation time, which is the time at which Goldman, Sachs & Co. calculates the level of the reference index on such index business day, as calculated and published by Goldman, Sachs & Co. subject to the adjustment provisions.

A “business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

An “index business day” is any day that is a day on which the offices of Goldman, Sachs & Co. in New York, New York are open for business.

A “market disruption event” is the occurrence on any date or any number of consecutive dates of any one or more of the following circumstances:

(a) a material limitation, suspension, or disruption of trading in one or more futures contracts included in the reference index which results in a failure by the exchange on which such futures contract is traded to report a settlement price for such contract on the day on which such event occurs or any succeeding day on which such failure occurs;

(b)  the settlement price for any futures contract included in the reference index is a limit price, which means that the settlement price for such contract for a day has increased or decreased from the previous day’s settlement price by the maximum amount permitted under applicable exchange rules;

(c) failure by the applicable exchange or other price source to announce or publish the settlement price for any futures contract included in the reference index;

(d)  failure of Goldman, Sachs & Co. to publish the value for the reference index;

(e) a material change in the content or composition of the reference index; or

(f)  a material change in the formula for or method of calculating the reference index.

Market Disruption Events

If the calculation agent determines that on any particular valuation date a market disruption event exists, then such valuation date will be postponed to the first succeeding index business day on which the calculation agent determines that no market disruption event exists, unless the calculation agent determines that a market disruption event exists on each of the five index business days immediately following that particular valuation date.  In that case, (a) the fifth succeeding index business day after the original valuation date will be deemed to be that particular valuation date, notwithstanding the market disruption event, and (b) the calculation agent will determine the reference index level for that particular valuation date on that deemed date in accordance with the formula for and method of calculating the reference index last in effect prior to the commencement of the market disruption event using its good faith estimate of the settlement prices that would have prevailed on the applicable exchanges but for the market disruption event, as of the valuation time on that deemed valuation date, of each such commodity comprising the reference index, subject to the adjustment provisions described below.  The final index level will always be calculated as the arithmetic average of the reference index level on each of the five valuation dates (whether or not postponed.)

In the event that a market disruption event exists on any valuation date, the maturity date of the securities will be the later of September 30, 2008 and the fifth business day following the day on which the reference index level for the fifth and final valuation date is calculated.  No interest or other payment will be payable because of any such postponement of the maturity date.

Adjustments to the calculation of the reference indices

If the reference index is not calculated and announced by Goldman, Sachs & Co. but (a) is calculated and announced by a successor acceptable to the calculation agent or (b) is replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the calculation of the reference index, then the reference index will be deemed to be the index so calculated and announced by that successor sponsor or that successor index, as the case may be.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor index to the registered holders of the securities in the manner set forth below.

If (x) on or prior to any valuation date Goldman, Sachs & Co. makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index or (y) on any valuation date Goldman, Sachs & Co. (or a successor sponsor) fails to calculate and announce a reference index and there is no comparable index available, then the calculation agent will calculate the redemption amount using, in lieu of a published level for the reference index, the level for the reference index as at the valuation time on such valuation date as determined by the calculation agent in accordance with the formula for and method of calculating the reference index last in effect prior to that change or failure, but using only those commodities that comprised the reference index immediately prior to that change or failure.  Notice of adjustment of the reference index will be provided by the trustee in the manner set forth below.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the securities, absent manifest error.

Events of Default and Acceleration

In case an Event of Default (as defined in the Indenture) with respect to the Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities (in accordance with the acceleration provisions set forth in the Indenture) will be determined by the Calculation Agent and will equal, for each Note, the arithmetic average, as determined by the Calculation Agent, of the fair value of the Securities as determined by at least three but not more than five broker-dealers (which may include Credit Suisse First Boston LLC or any of the Company’s other subsidiaries or affiliates) as will make such fair value determination available to the Calculation Agent.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of, or on account of, the Redemption Amount hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

The calculation agent for the Securities (the “Calculation Agent”) is Credit Suisse First Boston International.  The calculations and determinations of the Calculation Agent will be final and binding upon all parties (except in the case of manifest error).  The Calculation Agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise.

Terms used herein that are defined in the Indenture and not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.

The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Note.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to
transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:
NOTICE:The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.